TRICO MARINE SERVICES, INC.

                                                EXHIBIT 11.1

                                     COMPUTATION OF EARNINGS PER SHARE

                            (In thousands, except share and per share amounts)



                                  Three Months Ended September 30,1998         Three Months Ended September 30, 1997
                                  --------------------------------------       ---------------------------------------
                                                                  Per-                                          Per-
                                      Income         Shares       share          Income           Shares        share
                                    (Numerator)   (Denominator)   Amount       (Numerator)     (Denominator)    Amount
                                  --------------  -------------- --------     -------------   ---------------  --------

Net income                        $    2,627                                   $    9,801
                                  --------------                              -------------

Basic earnings per share
Income available to common
 shareholders                          2,627        20,357,612    $0.13             9,801         15,646,534     $0.63
                                                                  ======                                         ======
Effect of Dilutive Securities
Stock option grants                       -            654,637                       -             1,299,741
                                  --------------   -----------                -------------  ---------------

Diluted earnings per share
Income available to common
   shareholders plus assumed
   conversions                    $    2,627        21,012,249       $0.13     $    9,801         16,946,275     $0.58
                                  ===============  =============     ======    ============   ===============    ======


                                     Nine Months Ended September 30, 1998          Nine Months Ended September 30, 1997
                                     ------------------------------------          ------------------------------------
                                                                  Per-                                          Per-
                                      Income         Shares       share          Income           Shares        share
                                    (Numerator)   (Denominator)   Amount       (Numerator)     (Denominator)    Amount
                                  --------------  -------------- --------      ------------    --------------  --------

Net income                        $   24,195                                    $   24,446
                                  --------------                                -----------

Basic earnings per share
Income available to common
   shareholders                       24,195         20,331,300     $1.19           24,446        15,583,348     $1.57
                                                                    ======                                       ======
Effect of Dilutive Securities
Stock option grants                       -             737,794                     -              1,305,221
                                  ---------------    -----------                -----------    --------------

Diluted earnings per share
Income available to common
  shareholders plus assumed
  conversions                     $   24,195         21,069,094     $1.15       $   24,446        16,888,569     $1.45
                                  ===============    ============   ======      ===========    ==============    =======